Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Current Report on Form 8-K/A of our report dated March 30, 2004 relating to the financial statements of Laizhou Jia Sheng Stone Company Limited, which appears in such Current Report on Form 8-K/A of
China  Granite  Corporation  dated  April  19,  2004.

/s/ Moores Rowland Mazars

Hong Kong
April 18, 2004


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